EXHIBIT 99.1

ProPhase Labs Reports Financial Results

for the Three Months Ended March 31, 2018

DOYLESTOWN, Pennsylvania – May 14, 2018. ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com) today reported its financial results for the three months ended March 31, 2018. Net sales from continuing operations were $3.4 million for the three months ended March 31, 2018, as compared to net sales of $771,000 for the three months ended March 31, 2017. The Company realized net income for the three months ended March 31, 2018 of $43,000, or $0.00 per share, compared to net income of $45 million, or $2.61 per share for the three months ended March 31, 2017.

The Company realized income from continuing operations for the three months ended March 31, 2018, of $43,000, or $0.00 per share, as compared to income of $16.9 million, or $0.99 per share, for the three months ended March 31, 2017, which was primarily due to a $18.1 million income tax benefit arising from the sale of the Company’s Cold-EEZE® brand and product line (the Cold-EEZE® Business) to a wholly-owned subsidiary of Mylan N.V. (“Mylan”) in March 2017.

As a result of the sale of the Cold-EEZE® Business, for the three months ended March 31, 2017, the Company has classified as discontinued operations the (i) gain from the sale of the Cold-EEZE® Business, (ii) all gains and losses attributable to the Cold-EEZE® Business and (iii) the income tax expense attributed to the sale of the Cold-EEZE® Business. The Company realized income from discontinued operations for the three months ended March 31, 2017 of $27.7 million, or $1.62 per share.

The Company continues to own and operate its manufacturing facility and manufacturing business in Lebanon, Pennsylvania, and its headquarters in Doylestown, Pennsylvania. As part of the sale of the Cold-EEZE® Business, the Company entered into a manufacturing agreement to supply various Cold-EEZE® lozenge products to Mylan. In addition, the company manufactures over-the-counter consumer healthcare products, dietary supplements and other products for other third party customers. The Company is also pursuing a series of new product development and pre-commercialization initiatives in the dietary supplement category.

Ted Karkus, the CEO of the Company, stated: “We continue to own and operate our Pharmaloz manufacturing facility which manufactures and supplies Cold-EEZE® lozenges to Mylan as well as lozenges to other companies on a contract manufacturing basis. As we look forward, we are seeking to leverage our manufacturing expertise by creating new third party manufacturing and private label opportunities. Reporting a profitable Q1 2018 without the benefit of ownership of the Cold-EEZE® brand indicates our progress in this regard. Raouf Ghaderi, Ph.D., our Vice President of Research and Development assumed oversight of our Pharmaloz manufacturing facility in October, 2017 and the Company has benefitted from Dr. Ghaderi’s technical and business acumen. However, the manufacturing revenue fluctuates from quarter to quarter so no assurance can be given that full year results will follow the same trend. This positive Q1 report also helped to support the decision to distribute a special dividend of $1.00 per share to our shareholders which was just announced on May 7, 2018.”

Mr. Karkus also noted, “We started shipping our new dietary supplement, Legendz XL®, to a major retail drug chain and other retailers in 2017. Implementation of our dietary supplement strategy will require significant investment in marketing as well as significant additional distribution within the various retail channels and e-commerce venues in order to achieve a successful launch and build a successful new product line. We are optimistic but cannot assure that other major retail chains will carry Legendz XL® in the second half of 2018.”

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Mr. Karkus stated, “In addition to retail distribution, we are developing an e-commerce and a direct-to-consumer strategy to drive consumers to our Legendz XL® website or to various retail stores where our products are carried. As part of this initiative, we formed a new, wholly-owned subsidiary called ProPhase Digital Media (“PDM”). PDM is the digital marketing division of our Company that will market our dietary supplements direct to consumers through social media, digital and e-mail communications. PDM’s initial efforts will be to market our lead dietary supplement, Legendz XL®. We expect to initiate testing during Q2 2018. If our model proves successful, our goal is for PDM to market other company’s products as well.”

Mr. Karkus concluded, “The Company continues to explore a wide range of acquisition opportunities in the consumer products space, as well as investments and acquisitions in other sectors and industries, particularly related to technology.”

About the Company

We are a vertically integrated and diversified branding, marketing and technology company with deep experience with over-the-counter (“OTC”) consumer healthcare products, dietary supplements and other remedies. We are engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products, dietary supplements and other remedies in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand, a wholly-owned subsidiary of the Company.

In August 2017, we formed a new, additional wholly-owned subsidiary, ProPhase Digital Media, Inc., a Delaware corporation (“PDM”). Our objective is for PDM to become an independent full-service direct marketing agency. PDM’s first initiative will be to market the TK Supplements® product line. If successful, this may lead to the marketing of other companies’ consumer products.

In addition, the Company also continues to actively pursue acquisition opportunities for other companies, technologies and products inside and outside the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the launch of our new line of TK Supplements®, our new product Legendz XL® and our objectives related to ProPhase Digital Media Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the difficulty of predicting the acceptance and demand for our products, the impact of competitive products and pricing, costs involved in the manufacture and marketing of products, the timely development and launch of new products, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(267) 880-1111

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PROPHASE LABS, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2018	2017

Net sales	$3,407	$771
Cost of sales	1,982	686
Gross profit	1,425	85

Operating expenses:
Sales and marketing	172	115
Administration	1,219	1,080
Research and development	87	34
	1,478	1,229

Interest income (expense), net	96	(54)

Income (loss) from continuing operations before income taxes	43	(1,198)
Income tax benefit from continuing operations		18,123
Income from continuing operations	43	16,925

Discontinued operations:
Income from discontinued operations	-	1,365
Gain on sale of discontinued operations, net of taxes	-	26,349
Income from discontinued operations	-	27,714

Net income	$43	$44,639

Other comprehensive loss:
Unrealized loss on marketable securities	(43)	-
Total comprehensive income	$-	$44,639

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.00	$0.99
Income from discontinued operations	-	1.62
Net income (loss)	$0.00	$2.61

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.00	$0.95
Income from discontinued operations	-	1.56
Net income (loss)	$0.00	$2.51

Weighted average common shares outstanding:
Basic	11,130	17,082
Diluted	11,413	17,772

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PROPHASE LABS, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	March 31,	December 31
	2018	2017

Cash and cash equivalents	$3,387	$3,173
Marketable securities, available for sale	$18,327	$18,765
Accounts receivable	$1,785	$1,945
Inventory	$2,010	$1,531
Total current assets	$31,573	$28,919
Total assets	$34,220	$34,161

Total current liabilities	$1,100	$1,072
Total stockholders' equity	$33,120	$33,089

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